Exhibit 10.2
ANCESTRY.COM INC.
GRANT NOTICE FOR 2009 STOCK INCENTIVE PLAN
RESTRICTED STOCK
FOR GOOD AND VALUABLE CONSIDERATION, Ancestry.com Inc. (the “Company”), hereby grants to Participant named below the number of restricted shares of the Company’s common stock, par value $0.001 (the “Common Stock”) specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Ancestry.com Inc. 2009 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to Participant, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:
Grant Date:
Number of shares of Restricted Stock:
Vesting Schedule:
By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

ANCESTRY.COM INC.		Participant Signature

By:
	Title:	Address (please print):

ANCESTRY.COM INC.
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK
These Standard Terms and Conditions apply to the Award of restricted stock granted to an employee or a nonemployee director of the Company pursuant to the Ancestry.com Inc. 2009 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Administrator that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the restricted stock shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
1.	TERMS OF RESTRICTED STOCK

Ancestry.com Inc., a Delaware corporation (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award (the “Award” or the “Restricted Stock”) of a number of restricted shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) specified in the Grant Notice. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.	VESTING OF RESTRICTED STOCK

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of shares of Restricted Stock as set forth in the Grant Notice. Shares of Restricted Stock that have vested and are no longer subject to forfeiture and transfer restrictions are referred to herein as “Vested Shares.” Shares of Restricted Stock awarded hereunder that are not vested and remain subject to forfeiture and transfer restrictions are referred to herein as “Unvested Shares.” Notwithstanding anything contained in these Standard Terms and Conditions to the contrary: (i) if the Participant’s Termination of Employment is by reason of death or Disability before the Restricted Stock has fully vested, a portion of the Unvested Shares shall become vested such that a pro-rata portion of the total number of shares of Restricted Stock subject to the Award are vested as of the date of Termination of Employment, and, unless otherwise determined by the Administrator, the remaining Unvested Shares shall be forfeited and canceled as of the date of such Termination of Employment, and (ii) except as provided in Section 4 below, if the Participant’s Termination of Employment is for any reason other than death or Disability, any then Unvested Shares held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment. For purposes of this Section 2, “pro-rata portion” means a percentage, where the numerator is the portion of the vesting period of the Restricted Stock that elapsed prior to the Participant’s Termination of Employment, and the denominator is the full number of days in the vesting period.

3.	RIGHTS AS STOCKHOLDER

From and after the Grant Date, the Participant shall have all of the ownership, voting rights, dividend rights and all other rights of a stockholder of the Company with respect to the Restricted Stock, except that such rights as to Unvested Shares shall terminate upon the forfeiture of such Unvested Shares as and to the extent specifically provided in Section 2 above; provided, however, that any dividends paid in respect of Unvested Shares will not be paid in cash to the Participant, but instead will be automatically reinvested in additional shares of Restricted Stock, which additional shares will be subject to the same terms and conditions as the shares of Restricted Stock with respect to which they were distributed.

4.	CHANGE IN CONTROL

Unless otherwise provided in an employment, severance or other agreement between the Company and the Participant, the following provisions shall apply in the event a Change in Control occurs while Unvested Shares are outstanding under the Award:

A.
If the Unvested Shares are not continued, assumed, converted or substituted for immediately following the Change in Control, the Unvested Shares shall become fully vested immediately prior to the Change in Control.

B.	If the Unvested Shares are continued, assumed, converted or substituted for, the Unvested Shares shall be treated as determined by the Administrator.
5.	RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Vested Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.	INCOME TAXES

The Participant shall make arrangements satisfactory to the Company for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that arise by reason of the grant or vesting of the Restricted Stock. The Company shall not be required to issue shares or may restrict the transfer of such shares until such obligations are satisfied. Unless the Participant pays the withholding tax obligations to the Company by cash or check, withholding may be effected, at the Company’s option, by withholding Common Stock issuable in connection with the Award (provided that shares of Common Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company). The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the Award from any amounts payable by it to the Participant (including, without limitation, future cash wages).

7.	NON-TRANSFERABILITY OF UNVESTED SHARES

The Participant represents and warrants that the shares of Restricted Stock are being acquired by the Participant solely for the Participant’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Participant further understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Administrator, the Unvested Shares may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of except other than by will or the laws of descent and distribution and to the extent expressly permitted hereby and at all times in compliance with the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder, and in compliance with applicable state securities or “blue sky” laws and non-U.S. securities laws.

8.	OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock. Any prior agreements, commitments or negotiations concerning the Restricted Stock are superseded.

9.	LIMITATION OF INTEREST IN THE RESTRICTED STOCK

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

10.	GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.

11.	ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock via Company web site or other electronic delivery.

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